EXCHANGE AGREEMENT

          EXCHANGE AGREEMENT, dated as of May 24, 2000 (the "Agreement"), by and between Edwards Lifesciences LLC, a Delaware limited liability company
("Edwards"),  and  World  Heart  Corporation,  an  Ontario  corporation  ("World
Heart").

          WHEREAS, Edwards, Edwards Novacor LLC, a Delaware limited liability company and wholly owned subsidiary of Edwards ("Novacor LLC"), World Heart, and Valentine Acquisition Corp., a Delaware corporation ("Newco"), have entered into a contribution agreement, dated May 24, 2000 (the "Contribution Agreement");

          WHEREAS, Edwards and World Heart have entered into, and as a condition to closing of the Transactions (as defined in the Contribution Agreement) shall have consummated the transactions contemplated by, the Series A convertible preferred shares purchase agreement dated as of May 24, 2000 (the "World Heart Preferred Agreement");

          WHEREAS,   Edwards  owns  4,981,128  shares  of  Series  A  cumulative participating preferred stock of Newco (the "Put Shares");

          NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

          "Affiliate" shall have the meaning specified in the Securities Act (Ontario) as in effect on the date of this Agreement.

          "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in New York, New York or Toronto, Ontario are required by law to close or are customarily closed.

          "Canadian Securities Administrators" means the Canadian securities regulators in each of the Provinces of Canada.

          "Initial Issue Date" shall have such meaning as ascribed to the term under the certificate of designation of the Series A cumulative participating preferred stock of Newco, Inc. (the "Certificate of Designation").

          "Person" shall mean any natural person, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, proprietorship, trust, union, association, court, tribunal, agency, government, department, commission, self-regulatory organization, arbitrator, board, bureau, instrumentality or other entity, enterprise, authority or business organization.

          "World Heart Common Shares" shall mean common shares of World Heart.

          SECTION 2. Edwards's Put Right.

          (a) For a period of one (1) year, commencing on the second anniversary of the Initial Issue Date (the "Put Notice Period"), Edwards shall have the right (the "Put Right") to require World Heart to acquire all, but not less than all, of the Put Shares in exchange for 4,981,128 shares of World Heart Common Shares (or such number as may be determined pursuant to the adjustments provided in Section 3 hereof) (the "World Heart Shares"). The Put Right shall be exercisable by delivery during the put notice period of a written notice (the "Put Notice") to World Heart (i) requesting World Heart to acquire the Put Shares pursuant to the Put Right, (ii) stating the date and time, which shall be at least ten but not more than 30 Business Days after the date of the Put Notice, at which the closing (the "Put Closing") of the purchase of the Put Shares and the issuance of the World Heart Shares is to occur, and (iii) specifying the names and denominations in which the certificates representing the World Heart Shares to be delivered at the Put Closing are to be issued. Such Put Notice shall be irrevocable. World Heart shall purchase the Put Shares, subject to the terms hereof on the date of the Put Closing.

          (b) The Put Right may be exercised only once (unless the Put Closing in respect of such exercise fails to occur as a result of World Heart's failure to issue all of the World Heart Shares on the date of the Put Closing).

          (c) The Put Closing shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, or such other location as the parties hereto shall mutually agree, at 10:00 a.m. (local time). At the Put Closing, (i) World Heart shall deliver to Edwards a certificate or certificates representing the World Heart Shares, in such denominations and registered in such names as Edwards shall have requested in its

Put Notice to World Heart, and (ii) Edwards shall deliver or cause to be delivered a certificate or certificates representing the Put Shares, accompanied by duly executed blank stock powers or endorsed in blank for transfer, as World Heart may request at least three (3) Business Days prior to the Put Closing.

          SECTION 3. Adjustment of World Heart Shares.

          (a) In the event World Heart shall at any time after the Initial Issue
Date:

               (i) declare any dividend, or make any distribution on World Heart Common Shares, in World Heart Common Shares;

               (ii) subdivide or reclassify the outstanding World Heart Common Shares;

               (iii) combine or reclassify the outstanding World Heart Common Shares into a smaller number of shares;

               (iv) make a distribution on World Heart Common Shares in shares of its capital stock or securities convertible, exchangeable or exercisable into its capital stock other than, in each case, World Heart Common Shares; or

               (v) issue by reclassification of the World Heart Common Shares any shares of its capital stock;

then the aggregate number of World Heart Shares immediately prior to such action shall be proportionately adjusted to reflect the aggregate number and kind of shares of capital stock of World Heart which Edwards would have owned immediately following such action if the Put Right had been exercised immediately prior to such action.

          The adjustment shall become effectively immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur; provided that, if the occurrence of any event listed above results in an adjustment under subsection 3(b) or (c) below, no adjustment shall be made under this subsection (a).

          World Heart shall not issue World Heart Common Shares as a dividend or distribution on any class of capital stock other than World Heart Common Shares unless the appropriate adjustment to the World Heart Shares is made under this subsection 3(a).

          (b) Adjustment for Rights Issue. If World Heart distributes (and receives no consideration therefor) any rights, options or warrants (whether or not immediately exercisable) to all holders of any class of its capital stock entitling them to purchase World Heart Common Shares at a price per share less than the Specified Value (as defined in Section 3(g) hereof) per share on the record date relating to such distribution, the World Heart Shares shall be adjusted in accordance with the formula:

                       V' = V x     O + N
                                -------------
                                  O + N x E
                                      -----
                                        M

where:

                       V'     =    the adjusted World Heart Shares.

                       V      =    the World Heart Shares  immediately  prior to
                                   the record date for any such distribution.

                       O      =    the  number  of  World  Heart  Common  Shares
                                   outstanding on the record date for any such distribution.

                       N      =    the number of  additional  World Heart Common
                                   Shares issuable upon exercise of such rights, options or warrants.

                       E      =    the exercise  price per share of such rights,
                                   options or warrants.

                       M      =    the  Specified  Value per World Heart  Common
                                   Share  on  the  record   date  for  any  such
                                   distribution.


          The adjustment shall be made whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the adjusted World Heart Shares shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued. The adjustment in the number of World Heart Shares provided for in this Section 3(b) shall not apply upon the issuance of World Heart Common Shares, rights, options, warrants or convertible or exchangeable securities in an arm's-length transaction to stockholders of any unaffiliated third party, who are neither existing stockholders nor Affiliates of World Heart at the time, which unaffiliated third party substantially and concurrently merges with or into World Heart or any subsidiary thereof, in proportion to their stock holdings of such unaffiliated third party immediately prior to such merger.

          (c) Adjustment for Other Distributions. If World Heart distributes to all holders of any class of its capital stock (other than scheduled dividends payable on preferred stock or payments made to redeem preferred stock in accordance with its terms) (i) any evidences of indebtedness of World Heart or any of its subsidiaries, (ii) any assets of World Heart or any of its subsidiaries, or (iii) any rights, options or warrants to acquire any of the foregoing or to acquire any other securities of World Heart, the World Heart Shares shall be adjusted in accordance with the formula:


                       V' = V x    M
                                ------
                                 M - F

where:

                       V'     =    the adjusted World Heart Shares.

                       V      =    the World Heart Shares  immediately  prior to
                                   the record date mentioned below.

                       M      =    the  Specified  Value per World Heart  Common
                                   Share on the record date mentioned below.

                       F      =    the  fair  market  value on the  record  date
                                   mentioned   below   of   the   shares,    the
                                   indebtedness,   assets,  rights,  options  or
                                   warrants  distributable  to the holder of one
                                   World Heart Common Share.


          The adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution. If an adjustment is made pursuant to this subsection (c) as a result of the issuance of rights, options or warrants and at the end of the period during which any such rights, options or warrants are exercisable, not all such rights, options or warrants shall have been exercised, the adjusted World Heart Shares shall be immediately readjusted as if "F" in the above formula was the fair market value on the record date of the indebtedness or assets actually distributed upon exercise of such rights, options or warrants divided by the number of World Heart Common Shares outstanding on the record date.

          This subsection does not apply to rights, options or warrants referred to in subsection (b) or for any World Heart Common Share referred to in subsection (d) of this Section 3. The adjustment in the number of World Heart Shares provided for in the preceding paragraph shall not apply upon the issuance of World Heart Common Shares, rights, options, warrants or convertible or exchangeable securities in an arm's-length transaction to stockholders of any unaffiliated third party, who are neither existing stockholders nor Affiliates of World Heart at the time, which unaffiliated third party substantially and concurrently merges with or into World Heart or any subsidiary thereof, in proportion to their stock holdings of such unaffiliated third party immediately prior to such merger.

          (d) Adjustment for Common Stock Issue. If World Heart issues World Heart Common Shares for a consideration per share less than the Specified Value per share on the date World Heart fixes the offering price of such additional shares, the World Heart Shares shall be adjusted in accordance with the formula:

                      V' = V x      A
                               ----------
                                 O +  C
                                     ----
                                      M

where:

                       V'     =    the adjusted World Heart Shares.

                       V      =    the World Heart Shares  immediately  prior to
                                   any such issuance.

                       O      =    the  number  of  World  Heart  Common  Shares
                                   outstanding immediately prior to the issuance of such additional World Heart Common Shares.

                       C      =    the aggregate  consideration received for the
                                   issuance  of  such  additional   World  Heart
                                   Common Shares.

                       M      =    the  Specified  Value per World Heart  Common
                                   Share on the date the offering price of such additional shares is fixed.

                       A      =    the  number  of  World  Heart  Common  Shares
                                   outstanding immediately after the issuance of such additional World Heart Common Shares.


          The adjustment shall be made whenever any such issuance is made, and shall become effective immediately after such issuance. The adjustment in the number of World Heart Shares provided for in the preceding paragraph shall not apply upon (i) the issuance of World Heart Common Shares, rights, options, warrants or convertible or exchangeable securities in an arm's-length transaction to stockholders of any unaffiliated third party, who are neither existing stockholders nor Affiliates of World Heart at the time, which unaffiliated third party substantially and concurrently merges with or into World Heart or any subsidiary thereof, in proportion to their stock holdings of such unaffiliated third party immediately prior to such merger; (ii) the issuance of options or restricted stock at an exercise price below the Specified Value pursuant to any now or hereafter existing stock option or incentive plan of World Heart which in the aggregate do not exceed 20% of the World Heart Common Shares on a fully diluted basis as of the date hereof; or (iii) the issuance of securities in connection with a bona fide financing or refinancing by World Heart with a Person that is not an Affiliate.

          This subsection (d) does not apply to any World Heart Common Shares with respect to which adjustments have been made pursuant to subsections (b),
(c) or (e).

          (e) Adjustment for Convertible Securities Issue. If World Heart issues any options, warrants or other securities convertible into or exchangeable or exercisable for World Heart Common Shares (other than securities issued in transactions described in subsection (b) or (c) of this Section 3) for a consideration per share of World Heart Common Shares initially deliverable upon conversion, exchange or exercise of such securities less than the Specified Value per share on the date of issuance of such securities, the World Heart Shares shall be adjusted in accordance with this formula:

                    V' = V x     O + D
                                 -----
                                 O + C
                                     -
                                     M

where:

                       V'     =    the adjusted World Heart Shares.

                       V      =    the World Heart Shares  immediately  prior to
                                   any such issuance.

                       O      =    the  number  of  World  Heart  Common  Shares
                                   outstanding immediately prior to the issuance of such securities.

                       C      =    the  sum  of  the   aggregate   consideration
                                   received for the issuance of such  securities
                                   and  the  aggregate   minimum   consideration
                                   receivable by World Heart for issuance of World Heart Common Shares upon conversion or in exchange for, or upon exercise of, such securities.

                       M      =    the  Specified  Value per World Heart  Common
                                   Share  on  the  date  of   issuance  of  such
                                   securities.

                       D      =    the  maximum  number  of World  Heart  Common
                                   Shares  deliverable  upon  conversion  or  in
                                   exchange   for  or  upon   exercise  of  such
                                   securities   at   the   initial   conversion,
                                   exchange or exercise rate.

          The adjustment shall be made whenever any such issuance is made, and shall become effective immediately after such issuance.

          If all of the World Heart Common Shares deliverable upon conversion, exchange or exercise of such securities has not been issued when the conversion, exchange or exercise rights of such securities have expired or been terminated, then the adjusted World Heart Shares shall promptly be readjusted to the adjusted World Heart Shares which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of World Heart Common Shares issued upon conversion, exchange or exercise of such securities. If the aggregate minimum consideration receivable by World Heart for issuance of World Heart Common Shares upon conversion or in exchange for, or upon exercise of, such securities shall be increased by virtue of provisions therein contained or upon the arrival of a specified date or the happening of a specified event, then the World Heart Shares shall promptly be readjusted to the World Heart Shares which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of such increased minimum consideration.

          This subsection (e) does not apply to the issuance of the Put Shares or any of the transactions described in subsections (b), (c) or (d) of this
Section 3. The adjustment in the number of World Heart Shares provided for in the preceding formula shall not apply upon (i) the issuance of options or restricted stock at an exercise price below the Specified Value pursuant to any now or hereafter existing stock option or incentive plan of World Heart which in the aggregate do not exceed 20% of the World Heart Common Shares on a fully diluted basis or (ii) the issuance of securities in connection with a bona fide financing or refinancing by World Heart with a Person that is not an Affiliate.

          (f) Adjustment for Tender Offer. If World Heart consummates a tender offer for any World Heart Common Shares and purchases shares pursuant to such tender offer for an aggregate consideration having a fair market value (as determined reasonably and in good faith by the Board of Directors of World Heart and described in a board resolution) as of the last time (the "Expiration Time") that tenders may be made pursuant to such tender offer (as it may have been amended) that, together with (i) the aggregate of the cash plus the fair market value (as determined reasonably and in good faith by the Board of Directors of World Heart and described in a board resolution) of the consideration paid in respect of any other tender offer by World Heart for any World Heart Common Shares consummated within the 12 months preceding the Expiration Time and in respect of which no adjustment pursuant to this subsection (f) has been made previously and (ii) the aggregate amount of any distributions to all holders of World Heart Common Shares within the 12 months preceding the Expiration Time exceeds 20% of the product of the Specified Value per share immediately prior to the Expiration Time times the number of World Heart Common Shares outstanding (including any tendered shares) at the Expiration Time, the World Heart Shares shall be adjusted in accordance with the formula:

                  V' = V x M x (O - N)
                          -------------
                          (M x O) - F

where:

                       V'     =    the adjusted World Heart Shares.

                       V      =    the World Heart Shares  immediately  prior to
                                   the Expiration Time.

                       M      =    the  Specified  Value per World Heart  Common
                                   Share  immediately  prior  to the  Expiration
                                   Time.

                       O      =    the  number  of  World  Heart  Common  Shares
                                   outstanding (including any tendered shares) at the Expiration Time.

                       F      =    the  fair  market  value  of  the   aggregate
                                   consideration paid for all World Heart Common
                                   Shares  purchased   pursuant  to  the  tender
                                   offer.

                       N      =    the  number  of  World  Heart  Common  Shares
                                   accepted for payment in such tender offer.


          If the number of shares accepted for payment in such tender offer or the aggregate consideration payable therefor have not been finally determined by the opening of business on the day following the Expiration Time, the adjustment required by this subsection (f) shall, pending such final determination, be made based upon the preliminary announced results of such tender offer, and, after such final determination shall have been made, the adjustment required by this subsection (f) shall be based upon the number of shares accepted for payment in such tender offer and the aggregate consideration payable therefor as so finally determined.

          (g) Certain Definitions. For the purposes of this Section 3, unless the context requires otherwise, the following terms shall have the meanings herein specified in this subsection 3(g).

          The "Specified Value" per World Heart Common Share or of any other security (herein collectively referred to as a "Security") at any date shall be:

          (i) if the Security is not registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the value of the Security determined in good faith by the Board of Directors of World Heart and certified in a board resolution, which valuation shall be based on the most recently completed arm's length transaction between World Heart and a person other than an Affiliate of World Heart in which such determination is necessary and the closing of which occurs on such date or shall have occurred within the six months preceding such date, if such transaction has occurred; provided, however, that if Edwards objects to such valuation within 60 days of the determination thereof by the Board of Directors of World Heart, the value shall be determined by an Independent Financial Expert selected by World Heart and reasonably acceptable to Edwards, or

          (ii) if the Security or the World Heart Common Shares into which the Security is convertible is registered under the Exchange Act, the weighted average of the daily market prices for each business day during the period commencing 20 trading days before such date and ending on the date one day prior to such date or, if the Security has been registered under the Exchange Act for less than 20 consecutive trading days before such date, then the average of the daily market prices (as hereinafter defined) for all of the business days before such date for which daily market prices are available. If the market price is not determinable for at least 15 trading days in such period, the Specified Value of the Security shall be determined as if the Security were not registered under the Exchange Act.

          The "market price" for any Security shall mean (A) the weighted average of closing prices for sales of such Security on The Toronto Stock
Exchange and the Nasdaq National Market (with prices on The Toronto Stock Exchange converted into United States dollars at the noon buying rate certified by the New York Federal Reserve Bank for customs purposes on such date) for the five consecutive trading days preceding the date of determination or (B) if such Security is not then listed and posted for trading on The Toronto Stock Exchange or the Nasdaq National Market, the weighted average of the closing price on such stock exchange on which such Security is listed and posted for trading and on which such Security is most actively traded for the five consecutive trading days preceding the date of determination, or (C) if such Security is not then listed or admitted to trading on any securities exchange, the last reported sale price on such day, or if there is no such last reported sale price on such day, the average of the closing bid and the asked prices on such day, as reported by a reputable quotation source designated by World Heart. If there are no such prices on a Business Day, then the market price shall not be determinable for such Business Day.

          In the case of World Heart Common Shares, if more than one class of World Heart Common Shares is outstanding, the "Specified Value" shall be the highest of the Specified Values per share of all such classes of World Heart Common Shares.

          "Independent Financial Expert" shall mean a nationally recognized investment banking or appraisal firm selected by World Heart (i) that does not (and whose directors, officers, employees and Affiliates do not) have a direct or indirect financial interest in World Heart, (ii) that has not been, and, at the time it is called upon to serve as an Independent Financial Expert under this Agreement is not (and none of whose directors, officers, employees or Affiliates is) a promoter, director or officer of World Heart, (iii) that has not been retained by World Heart for any purpose, other than to perform an equity valuation, within the preceding twelve months, and (iv) that, in the reasonable judgment of the Board of Directors of World Heart, is otherwise qualified to serve as an independent financial advisor. Any such person may receive customary compensation and indemnification by World Heart for opinions or services it provides as an Independent Financial Expert.

          (h) Consideration Received. For purposes of any computation respecting consideration received pursuant to subsections (d) and
(e) of this Section 3, the following shall apply:

               (i) in the case of the issuance of World Heart Common Shares for cash, the consideration shall be the amount of such cash (without any deduction being made for any commissions, discounts or other expenses incurred by World Heart for any underwriting of the issue or otherwise in connection therewith);

               (ii) in the case of the issuance of World Heart Common Shares for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof (irrespective of the accounting treatment thereof) as determined in good faith by the Board of Directors of World Heart; and

               (iii) in the case of the issuance of options, warrants or other securities convertible into or exchangeable or exercisable for World Heart Common Shares, the aggregate consideration received therefor shall be deemed to be the consideration received by World Heart for the issuance of such securities plus the additional minimum consideration, if any, to be received by World Heart upon the conversion, exchange or exercise thereof (the consideration in each case to be determined in the same manner as provided in clauses (i) and (ii) of this subsection (h)).

          (i) When De Minimis Adjustment May Be Deferred. No adjustment to the World Heart Shares needs be made unless the adjustment would require an increase or decrease of at least 1% in the World Heart Shares. Any adjustment that is not made shall be carried forward and taken into account in any subsequent adjustment, provided that no such adjustment shall be deferred beyond the date on which the Put Right is exercised.

          All calculations under this Section 3 shall be made to the nearest 1/100th of a share.

          (j) When No Adjustment Required. If an adjustment is made upon the establishment of a record date for a distribution subject to subsection (a), (b) or (c) hereof and such distribution is subsequently cancelled, the World Heart Shares then in effect shall be readjusted, effective as of the date when the Board of Directors of World Heart determines to cancel such distribution, to that which would have been in effect prior to the fixing of such record date.

          (k) Notice of Adjustment. Whenever the number of World Heart Common Shares to be received as World Heart Shares is adjusted, World Heart shall provide the notices required by Section 9 hereof.

          (l) Reorganizations. In case of any capital reorganization, other than in the cases referred to in subsections 3(a), (b), (c), (d), (e) or (f) hereof, or the consolidation or merger of World Heart with or into another corporation (other than a merger or consolidation in which World Heart is the continuing corporation and which does not result in any reclassification of the outstanding World Heart Common Shares into shares of other stock or other securities or property), or the sale of the property of World Heart as an entirety or substantially as an entirety (collectively, such actions being hereinafter referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of any Put Right (in lieu of the number of World Heart Common Shares theretofore deliverable) the number of shares of stock or other

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

securities or property to which a holder of the number of World Heart Common Shares that would otherwise have been deliverable upon the exercise of such Put Right would have been entitled upon such Reorganization if such Put Right had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of World Heart, whose determination shall be described in a duly adopted resolution certified by the secretary or assistant secretary of World Heart, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Edwards so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of the Put Right.

          World Heart shall not effect any such Reorganization unless prior to or simultaneously with the consummation thereof the successor corporation resulting from such Reorganization or the corporation purchasing or leasing such assets or other appropriate corporation or entity shall expressly assume, by a supplemental Exchange Agreement or other acknowledgment executed and delivered to Edwards, the obligation to deliver to Edwards such shares of stock, securities or assets as, in accordance with the foregoing provisions, Edwards may be entitled to receive, and all other obligations and liabilities under this Agreement.

          (m) No Impairment. World Heart will not, through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by World Heart, but will at all times in good faith assist in the carrying out of all the provisions of this Exchange Agreement and in the taking of all such actions as may be necessary or appropriate in order to protect the exercisability of this Exchange Agreement and the rights of Edwards against impairment.

          (n) Miscellaneous. For purpose of this Section 3, the term "World Heart Common Shares" shall mean (i) the World Heart Common Shares as of the date of this Agreement, and (ii) shares of any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 3, Edwards shall become entitled to receive any securities other than, or in addition to, World Heart Common Shares, thereafter the number or amount of such other securities to be received upon exercise of the Put Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the

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

provisions with respect to the World Heart Shares contained in subsections (a) through (n) of this Section 3, inclusive, and the provisions of Sections 2, 4 and 5 with respect to the World Heart Shares or the World Heart Common Shares shall apply on like terms to any such other securities.

          SECTION 4. Fractional Interests. World Heart shall not issue fractional shares of World Heart Common Shares on the exercise of the Put Right. If any fraction of a share of World Heart Common Shares would, except for the provisions of this Section 4, be issuable on the exercise of the Put Right, World Heart shall pay an amount in cash equal to the fair market value of the share of World Heart Common Shares so issuable, multiplied by such fraction.

          SECTION 5. Other Adjustments. If World Heart shall take any action affecting the World Heart Common Shares, other than action described in Sections 3 and 4, that in the good faith determination of the Board of Directors of World Heart materially adversely affects the value of the World Heart Shares, the aggregate amount of the World Heart Shares shall be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors of World Heart may determine to be equitable in the circumstances; provided that the provisions of this Section 5 shall not affect any rights Edwards may have at law or in equity.

          SECTION 6. No Further Rights. From and after the date of exercise of the Put Right pursuant to Sections 2, 3, 4 and 5, the holder of any of the Put Shares subject to such Put Right shall cease to have any rights as a stockholder in respect thereof, other than the right to receive the purchase price payable therefor upon the terms and subject to the conditions set forth herein.

          SECTION 7. Governing Law. This agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of New York, including, without limitation, Sections 5-1401, 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b).

          SECTION 8. Jurisdiction and Consent to Service. In accordance with the laws of the State of New York, and without limiting the jurisdiction or venue of any other court, the parties (a) agree that any suit, action or proceeding arising out of or relating to this Agreement may be brought in the state or federal courts of New York; (b) consent to the non-exclusive jurisdiction of each such court in any suit, action or proceeding relating to or arising out of the Transaction Agreements; (c) waive any objection which any of them may have to the laying of venue in any such suit, action or proceeding in any such court and waive any defense of forum non conveniens; and

                                       14


(d) agree that service of any court paper in any such suit, action or proceeding may be made in the same manner in which notices may be given pursuant to Section 9 of this Agreement:

          SECTION 9. Notices. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be delivered (charges prepaid, receipt confirmed or return receipt requested (if available)) by hand, by nationally recognized air courier service, by certified mail or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given and effective (i) if delivered by hand or by nationally recognized courier service, when delivered at the address specified in this Section (or in accordance with the latest unrevoked written direction from such party), (ii) if by certified mail, upon mailing or (iii) if given by facsimile when such facsimile is transmitted to the fax number specified in this Section (or in accordance with the latest unrevoked written direction from such party), provided the appropriate confirmation is received.

          (a)      if to World Heart, to:

                       World Heart Corporation
                       1 Laser Street
                       Nepean, Ontario
                       K2E 7V1
                       Attn: Chief Financial Officer
                       Fax: (613) 226-4744

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

                       with a copy (which shall not constitute notice) to:

                       McCarthy Tetrault
                       The Chambers
                       1400-40 Elgin Street
                       Ottawa, Ontario K1P 5K6
                       Attn:  Robert D. Chapman
                       Fax:  (613) 563-9386

           (b)      if to Edwards, to

                       Edwards Lifesciences LLC
                       One Edwards Way
                       Irvine, California  92614
                       Attn:  Associate General Counsel
                       Fax:   (949) 250-2525

                       with a copy (which shall not constitute notice) to:

                       Skadden, Arps, Slate, Meagher & Flom LLP
                       300 South Grand Avenue, Suite 3400
                       Los Angeles, California  90071
                       Attention:  Joseph J. Giunta, Esq.
                       Fax: (213) 687-5600

          SECTION 10. Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When the words "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." All accounting terms not defined in this Agreement shall have the meanings determined by generally accepted accounting principles as of the date hereof. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

          SECTION 11. Severability. If any provision of this Agreement or the application of any such provision shall be held invalid, illegal or unenforceable in any respect for any reason, the parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision;

provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

          SECTION 12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          SECTION 13. Entire Agreement; No Third Party Beneficiaries. This Agreement and the other Transaction Agreements, including all exhibits hereto and thereto, by and between Edwards and World Heart,

          (a) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof; and

          (b) this Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns and is not intended to confer any rights, remedies or benefits on any Persons other than as expressly set forth in this
Section 13.

          SECTION 14. Further Assurances. Each party hereto shall do all such further acts and execute, acknowledge, deliver and file all such further instruments and documents as may be necessary or desirable to give effect to and carry out the transactions contemplated by this Agreement.

          SECTION 15. Amendments and Modifications; Waivers and Extensions.

          (a) No amendment, modification or termination of this Agreement shall be binding upon any other party unless executed in writing by the parties hereto intending to be bound thereby.

          (b) Any party to this Agreement may waive any right, breach or default which such party has the right to waive; provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No failure or delay in exercising any right, power or privilege hereunder shall be deemed a waiver or extension of the time for performance of any other obligations or acts nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          SECTION 16. Assignment. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party, except that Edwards may assign all its rights and obligations to any transferee of the Put Shares. Any such assignment shall not affect the requirement of Section 2(a) that the Put Right be exercised for all, but not less than all, of the Put Shares. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Any attempted assignment in contravention hereof shall be null and void.

          SECTION 17. Equitable Remedies. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to equitable relief, including in the form of injunctions, in order to enforce specifically the provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity.

          SECTION 18. Expenses. Except as otherwise provided in this Agreement, each party to this Agreement shall bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representations, counsel and accountants.

          IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of the Edwards and World Heart, as of the date first written above.


                                       EDWARDS LIFESCIENCES LLC



                                       By: /s/ Michael A. Mussallem
                                           ------------------------------------
                                           Name:   Michael A. Mussallem
                                           Title:  President and Chief Executive
                                                     Officer


                                       WORLD HEART CORPORATION



                                       By: /s/ Roderick M. Bryden
                                           ------------------------------------
                                           Name:   Roderick M. Bryden
                                           Title:  President and Chief Executive
                                                     Officer


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